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                     [PUSTORINO, PUGLISI & CO. LETTERHEAD]


                                                                    EXHIBIT 23.3


We have issued our report dated January 15, 1996, accompanying the financial statements and schedule of Ecomat, Inc. (formerly, Diaber Laundromat, Inc.) and Subsidiaries contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption 'Experts.'

/s/ PUSTORINO, PUGLISI & CO., P.C.
PUSTORINO, PUGLISI & CO., P.C.
New York, New York
November 4, 1996